Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-64409, 333-64411, 333-64413, 333-80327,
333-80331, 333-40210 and 333-40212) of Giga Information Group, Inc. of our report dated March 27, 2002 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2002